Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-QSB of North State Bancorp (the “Company”) for the quarter ended September 30, 2002 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

NORTH STATE BANCORP

Date: November , 2002	By:	/s/ LARRY D. BARBOUR
Larry D. Barbour President and Chief Executive Officer

Date: November , 2002	By:	/s/ KIRK A. WHORF
Kirk A. Whorf Senior Vice President and Chief Financial Officer